UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2012

Tree.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	00134063	26-2414818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.             Completion of Acquisition or Disposition of Assets.

On June 6, 2012, we completed the sale of substantially all of the operating assets of our LendingTree Loans business to a wholly-owned subsidiary of Discover Financial Services. We refer to Discover Financial Services and its affiliates as “Discover.” The sale was completed pursuant to the terms of the asset purchase agreement dated May 12, 2011, as amended on February 7, 2012. Discover paid an aggregate of $45.9 million including payments made by Discover prior to the closing which were applied to the closing price, and an additional $10 million will be due on the first anniversary of the closing, subject to certain conditions being satisfied as of that date. Approximately $17.1 million of such amount is being held in escrow pending the discharge of certain contingent liabilities not assumed by Discover related to loans previously sold to secondary market investors.  As a result of the closing of the sale, our LendingTree Exchanges represent our sole operating business.

As previously reported, we will continue to provide certain marketing-related services to Discover in connection with its mortgage origination business for approximately seventeen months following the closing, or such earlier point as the agreed-upon services are satisfactorily completed. Discover has also agreed to be a participating lender in our LendingTree Network following the closing.

We issued a press release announcing the closing of the asset sale described above. A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference.

The description of the asset purchase agreement, as amended, contained herein is qualified in its entirety by reference to the full text of the asset purchase agreement dated May 12, 2011, a copy of which is included as Exhibit 2.1 to this report, and the amendment to asset purchase agreement dated February 7, 2012, a copy of which is included as Exhibit 2.2 to our this report.

Item 9.01.             Financial Statements and Exhibits.

(b) Pro forma financial information.

Exhibit 99.2 to this report includes certain unaudited pro forma financial information giving effect to the closing of the sale of substantially all of the operating assets of our LendingTree Loans business to a wholly-owned subsidiary of Discover Financial Services.

(d) Exhibits.

Exhibit No.	Description
2.1 (1)	Asset Purchase Agreement dated May 12, 2011 by and among Tree.com, Inc., Home Loan Center, Inc., LendingTree, LLC, HLC Escrow, Inc. and Discover Bank*
2.2 (2)

Amendment to Asset Purchase Agreement dated as of February 7, 2012 by and among Home Loan Center, Inc., HLC Escrow, Inc., LendingTree, LLC, Tree.com, Inc., Discover Bank and Discover Financial Services*

99.1	Press Release
99.2	Unaudited Pro Forma Financial Information

*

The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

(1)	Incorporated by reference to exhibit 2.1 to the registrant’s current report on Form 8-K filed May 16, 2011
(2)	Incorporated by reference to exhibit 2.1 to the registrant’s current report on Form 8-K filed February 8, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREE.COM, INC.
June 7, 2012
	By:	/s/ Katharine Pierce
Katharine Pierce
Assistant General Counsel and Corporate Secretary

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